Exhibit 23.9

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into this Registration Statement on Form S-4 of Sailfish Energy Holdings Corporation, of our report, dated March 12, 2015, containing information relating to Talos Energy LLC’s estimated proved reserves as of December 31, 2014. We also hereby consent to all references to our firm or such report included in such Registration Statement.

 /s/ Ryder Scott Company, L.P.

 RYDER SCOTT COMPANY, L.P.

 TBPE Firm Registration No. F-1580

Houston, Texas

December 27, 2017

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258